Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 8-K of Vivmark Residential and ERP Operating Limited Partnership of our report dated February 27, 2026, with respect to the consolidated financial statements and schedule of AvalonBay Communities, Inc. included in Equity Residential’s and ERP Operating Limited Partnership’s Form 8-K filed with the Securities and Exchange Commission on July 31, 2026.

/s/ Ernst & Young LLP

Tysons, Virginia
August 17, 2026